SUB-ITEM 77Q1(c): Copies of all constituent instruments defining the rights of the holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-
item 77I

Amended and Restated Schedule A to the Trust?s
Declaration of Trust dated as of March 2, 2011.
Incorporated herein by reference to Post-Effective
Amendment No. 24 to the Trust?s Registration Statement on Form N-1A (File No. 333-111662) filed on March 15,
2011.